Exhibit 10.142

PURCHASE AGREEMENT

PURCHASE AGREEMENT (this “Agreement”) is made as of the 23rd day of June 2003, by and between The Immune Response Corporation, a corporation organized under the laws of the State of Delaware (the “Company”), with its principal offices at 5931 Darwin Court, Carlsbad, California 92008, and individuals and entities listed on Exhibit A (the “Purchasers”) who become parties to this Agreement by executing and delivering a financing signature page in the form attached hereto as Exhibit B (the “Financing Signature Page”).

W I T N E S S E T H :

WHEREAS, the Company and each Purchaser are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the provisions of Regulation D (“Regulation D”), as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”) and Section 4(2) of the Securities Act; and

WHEREAS, the Company desires to issue and sell to the Purchasers and the Purchasers desire to purchase, severally and not jointly, 12% promissory notes in the aggregate principal amount of One Million Dollars ($1,000,000), substantially in the form attached to this Agreement as Exhibit C (“Note(s)”) and 166,665 shares of the Company’s common stock (“Common Stock”), par value $0.0025 per share (“Shares”).  The amount of Notes and Shares purchased by each Purchaser is set forth on Exhibit A;

WHEREAS, contemporaneous with the execution and delivery of this Agreement, the Company and the Purchasers are executing and delivering a Registration Rights Agreement, in the form attached hereto as Exhibit D (the “Registration Rights Agreement”), pursuant to which the Company has agreed to provide certain “piggyback” registration rights for the Shares and Contingent Shares (as hereinafter defined) under the Securities Act and the rules and regulations promulgated thereunder, and applicable state securities laws; and

WHEREAS, contemporaneous with the execution and delivery of this Agreement, the Company shall execute an Escrow Agreement, in the form attached hereto as Exhibit E (the “Escrow Agreement”), pursuant to which the Company shall deposit 166,665 shares of its Common Stock representing the number of Pre-Payment Penalty Shares (as hereinafter defined) which may be issued to Purchasers in accordance with the terms of this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

SECTION 1. Purchase and Sale of Notes and Shares

1.01                           Issuance and Sale of the Notes and Shares.  Subject to the terms and conditions of this Agreement, the Purchasers agree to purchase at the Closing (as hereafter defined), and the Company agrees to issue and sell to the Purchasers at the Closing, the Notes and 166,665 Shares,

in the aggregate, of Common Stock for an aggregate purchase price of One Million Dollars ($1,000,000) (the “Purchase Price”).

1.02                           Terms of the Notes.  The principal of each Note shall bear interest at a rate of twelve (12%) percent per annum (the “Principal Amount”).  The Principal Amount and any accrued but unpaid interest shall become due and payable in one equal payment upon the earlier of: (i) September 30, 2003 or (ii) upon the closing of a sale (or series of related sales) by the Company of its equity securities or warrant exercise resulting in net proceeds to the Company of not less than One Million Three Hundred Thousand Dollars ($1,300,000) (“Maturity Date”).  Interest on the Notes shall be paid monthly.  The Company shall have the right to pre-pay the Principal Amount and any accrued and unpaid interest thereon at any time.  In the event the Notes and any accrued and unpaid interest thereon are not pre-paid on or before July 31, 2003, an additional 166,665 shares, in the aggregate, of Common Stock shall be issued and delivered to the Purchasers on a pro rata basis (“Pre-Payment Penalty Shares”).  If the Principal Amount and/or the interest on the Notes is not paid by the Maturity Date, then the Principal Amount shall bear interest at the annual rate of 18% and all payments of the Principal Amount, accrued interest thereon, and other amounts payable under the Notes, shall be immediately due and payable.  Furthermore, upon such default, an additional 333,330 shares, in the aggregate, of Common Stock shall be issued and delivered to the Purchasers, on a pro rata basis, on the date of default (“Default Shares,” and together with the Pre-Payment Penalty Shares, the “Contingent Shares”).

SECTION 2.    Closing.     At the Closing (as defined in Section 3 hereof), the Company will sell to the Purchasers, and the Purchasers will purchase from the Company, upon the terms and conditions hereinafter set forth, the Notes in the Principal Amounts and the number of Shares set forth on Exhibit A.  The issuance, sale and purchase of the Notes and Shares shall occur at a closing (the “Closing”) to be held at the offices of Littman Krooks LLP, 655 Third Avenue, New York, New York 10016, at such time as may be mutually agreed upon by the Company and the Purchasers, but no later than June 23, 2003.  The date of Closing is hereinafter referred to as the “Closing Date.”

SECTION 3.    Delivery of the Notes and Shares at the Closing. On the Closing Date, the Company shall issue and sell to each Purchaser, and each Purchaser severally (but not jointly) agrees to purchase from the Company, such Notes and Shares for the Purchase Price.  Each Purchaser’s obligation to purchase a Note and Shares hereunder is distinct and separate from each other Purchaser’s obligation to purchase, and no Purchaser shall be required to purchase hereunder more than the amount set forth opposite such Purchaser’s name on Exhibit A hereto, notwithstanding any failure by any other Purchaser to purchase Notes and Shares hereunder, nor shall any Purchaser have any liability by reason of any such failure by any other Purchaser.

At the Closing, the Company shall deliver to each Purchasers one or more stock certificates and a Note registered in the name of such Purchaser, or in such nominee name(s) as designated by such Purchaser in writing, representing the number of Shares and Principal Amount of the Note set forth opposite such Purchaser’s name on Exhibit A hereto and each bearing an appropriate legend indicating that the Notes and Shares were sold in reliance upon the exemptions from registration under the Securities provided by Section 4(2) thereof and Rule 506 thereunder.  The name(s) in which the certificates are to be registered are set forth in the Stock

Certificate Questionnaire attached hereto as part of Appendix I.  The Company’s obligation to complete the sale of the Notes and Shares and deliver such stock certificate(s) and Notes to the Purchasers at the Closing shall be subject to the following conditions only, any one or more of which may be waived in writing by the Company: (a) the receipt by the Company of same-day funds in the full amount of the purchase price for the Notes and Shares being purchased hereunder and (b) the accuracy of the representations and warranties made herein by the Purchasers as of the date hereof and the fulfillment of the undertakings of the Purchasers set forth in this Agreement to be fulfilled by them prior to the Closing.  The Purchaser’s obligation to accept delivery of such stock and certificate(s) and Notes and to pay for the Notes and Shares evidenced thereby shall be subject to the following conditions only: (a) the accuracy of the representations and warranties made herein by the Company as of the date hereof and as of the Closing Date as if made on such date and (b) the fulfillment of the undertakings of the Company set forth in this Agreement to be fulfilled by it prior to Closing.

SECTION 4.  Representations, Warranties and Covenants of the Company.  The Company hereby represents and warrants to, and covenants with, the Purchasers as follows that, except as disclosed or incorporated by reference in, (i) the SEC Reports (as defined in Section 4.014 hereof) or (ii) the Disclosure Schedule to be delivered by the Company prior to the execution and delivery of this Agreement (the “Disclosure Schedule”):

4.01                           Organization and Qualification.                The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.  The Company is qualified to do business as a foreign corporation in each jurisdiction in which qualification is required, except where failure to so qualify could not reasonably be expected to have a material adverse effect upon the business, financial condition, properties or operations of the Company taken as a whole (a “Material Adverse Effect”).  The only subsidiaries of the Company are as set forth on Section 4.01 of the Disclosure Schedule.

Section 4.01 of the Disclosure Schedule discloses all Special Purpose Entities (as defined below) owned directly or indirectly, in whole or in part, by the Company or any of its affiliates or in or with respect to which the Company or its affiliates have a direct or indirect business relationship or interest of any kind, in whole or in part, including any equity interest, any leasing relationship, any loan or other financing relationship, any other contractual relationship or any other economic interest, relationship or arrangement of any kind, where such interest or interests are directly or indirectly related to, or part of, the business or the assets owned by or the liabilities of the Company.  Section 4.01 of the Disclosure Schedule hereto separately discloses any guarantees by the Company, its subsidiaries or other affiliates of the liabilities of or with respect to any Special Purpose Entities.  “Special Purpose Entities” has the meaning given that term under U.S. accounting rules governing consolidation, including proposed rules and interpretations of the FASB, such as those contained in guidance (as proposed or as finally adopted) interpreting Statement of Financial Accounting Standard 94, Consolidation of all Majority-Owned Subsidiaries and Accounting Research Bulletin No. 51, Consolidated Financial Statements.

4.02                           Authorized Capital Stock.     The capitalization of the Company as of March 31, 2003, including the authorized capital stock, the number of shares issued and outstanding, the number of shares issuable and reserved for issuance pursuant to stock option plans, the number of shares issuable and reserved for issuance pursuant to securities exercisable for, or convertible into or exchangeable for any shares of capital stock, is set forth in Section 4.02 of the Disclosure Schedule.  All of such outstanding shares of capital stock have been, or upon issuance will be, validly issued, fully paid and nonassessable.  No shares of capital stock of the Company are subject to preemptive rights or any other similar rights of the stockholders of the Company or any liens or encumbrances, pursuant to the Company’s Certificate of Incorporation or bylaws or any agreement to which the Company is a party.  Except as set forth in Section 4.02 of the Disclosure Schedule, as of the date of this Agreement, (i) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exercisable or exchangeable for, any shares of capital stock of the Company or any of its subsidiaries, or arrangements by which the Company or any of its subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its subsidiaries, and (ii) there are no agreements or arrangements under which the Company or any of its subsidiaries is obligated to register the sale of any of its or their securities under the Securities Act (except the Registration Rights Agreement).  There are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Shares and/or Contingent Shares, if applicable, in accordance with the terms of this Agreement.  The Company has furnished to each Purchaser or made available to each Purchaser true and correct copies of the Company’s Certificate of Incorporation as in effect on the date hereof, the Company’s By-laws as in effect on the date hereof, and all other instruments and agreements governing securities convertible into or exercisable or exchangeable for capital stock of the Company.  As of the date hereof, 166,665 shares of Common Stock representing the Pre-Payment Penalty Shares shall have been deposited into and held in an escrow account and subject to and in accordance with the terms of that certain Escrow Agreement.  The Pre-Payment Penalty Shares have been duly authorized and, upon release from the escrow account in accordance with the terms of the Escrow Agreement, shall be validly issued, fully paid and nonassessable.

4.03                           No Other Registration Rights.                              Except (a) as set forth in Section 4.03 of the Disclosure Schedule and (b) as contemplated by Registration Rights Agreement, no holder of any security of the Company has any demand, “piggy-back” or other right to require the Company to register the sale of any security owned by such holder under the Securities Act or any right to join or participate in any such registration of the Company’s securities (including such registrations contemplated by the Registration Rights Agreement).

4.04                           Authority.                                         The Company has all requisite corporate power and authority and has all necessary approvals, licenses, permits and authorizations to own, operate or lease its properties and to carry its business as now conducted, except where the failure to have any such approval, license, permit or authorization could not reasonably be expected to have a Material Adverse Effect.

4.05                           Due Execution, Delivery and Performance of Agreements.                          The Company has all requisite corporate power and authority to enter into this Agreement and the Notes, the Registration Rights Agreement and the Escrow Agreement (hereinafter collectively referred to as the “Transaction Documents”) and to perform the transactions contemplated hereby and thereby.  As of the date hereof, this Agreement and the Transaction Documents have been duly authorized, executed and delivered by the Company.  The execution, delivery and performance of this

Agreement and the Transaction Documents by the Company and the consummation of the transactions contemplated hereby and thereby will not (i) violate any provision of the organizational documents of the Company or (ii) result in the creation of any lien, charge, security interest, adverse claim or encumbrance upon any assets or properties of the Company pursuant to the terms or provisions of, or conflict with, result in the breach or violation of, or constitute, either by itself or upon notice or the passage of time or both, a default under (A) any material agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other material instrument to which the Company is a party or by which the Company or any of its assets or properties may be otherwise bound or affected or (B) any statute or any judgment, decree, order, rule or regulation of any court or any regulatory body, administrative agency or other governmental body applicable to the Company or any of its properties.  No material consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body is required for the execution and delivery of this Agreement or the Transaction Documents or the consummation of the transactions contemplated by this Agreement or the Transaction Documents, except for compliance with the “blue sky” laws and Federal securities laws applicable to the (i) Offering, (ii) resale of the Shares and (iii) the issuance of the Contingency Shares.  Upon the execution and delivery by the Company of this Agreement and the Transaction Documents, and assuming the valid execution and delivery thereof by the Purchasers, this Agreement and the Transaction Documents constitute valid and binding obligations of the Company, enforceable in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as the indemnification agreements of the Company in Section 7.02 hereof may be held violative of public policy and therefore legally unenforceable.

4.06                           Accountants.                         BDO Seidman, LLP, the Company’s independent accountants, are independent accountants as required by the Securities Act and the rules and regulations promulgated thereunder (the “Rules and Regulations”).

4.07                           No Defaults.                             Except as set forth in Section 4.07 of the Disclosure Schedule, the Company is not in violation or default of any provision of its Certificate of Incorporation or any provision of its bylaws, and, except for defaults, violations and breaches which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, it is not in breach of or default with respect to any provision of any agreement, judgment, decree, order, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which it is a party or by which it or any of its assets or properties are bound; and there does not exist any state of fact known to the Company which, with notice or lapse of time or both, would constitute an event of default or breach on the part of the Company as provided in such documents, except such defaults which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

4.08                           No Actions.                                 Except as set forth in Section 4.08 of the Disclosure Schedule, there are no legal or governmental actions, suits or proceedings pending or threatened in writing to which the Company is a party or of which any property owned or leased by the Company is the subject, which actions, suits or proceedings, individually or in the aggregate, prevent or could reasonably be expected to materially and adversely affect the transactions contemplated by this Agreement or the Transaction Documents or to have a Material Adverse Effect; no material labor disturbance by the employees of the Company exists or, to the best knowledge of the Company, is imminent; and the Company is not party to or subject to the provisions of any material injunction, judgment, decree or order of any court, regulatory body, administrative agency or other governmental body.

4.09                           No Material Change.                            Except as set forth on Section 4.09 of the Disclosure Schedule, since March 31, 2003, (i) the Company has not incurred any known material liabilities or obligations, indirect or contingent, or entered into any material verbal or written agreement or other transaction which was not in the ordinary course of business or which could reasonably be expected to have a Material Adverse Effect; (ii) the Company has not sustained any material loss or interference with its businesses or properties from fire, flood, windstorm, accident or other calamity not covered by insurance; (iii) the Company has not paid, made or declared any dividends or other distribution with respect to its capital stock; (iv) there has not been any change in the capital stock of the Company or increase in indebtedness material to the Company; and (v) the Company has not incurred or sustained any other event or change that could reasonably be expected to have a Material Adverse Effect.

4.010                     Intellectual Property.

(a)                                  Except as set forth on Section 4.010 of the Disclosure Schedule, the Company has ownership, license or legal right to use all material patent, copyright, trade secret and trademark rights necessary to the conduct of the business of the Company as now conducted (collectively, “Intellectual Property”), other than intellectual property generally available on commercial terms from other sources.

(b)                                 All material licenses or other material agreements under which (i) the Company is granted rights in Intellectual Property, other than intellectual property generally available on commercial terms from other sources, or (ii) the Company has granted rights to others in Intellectual Property owned or licensed by the Company, are in full force and effect and there is no material default or breach thereof by the Company or, to the best knowledge of the Company, any other party thereto.

(c)                                  The Company has taken all steps reasonably required in accordance with sound business practice and business judgment to establish and preserve its ownership of all material patent, copyright, trade secret and other proprietary rights with respect to its operations, product developments, projects and technology.

(d)                                 The business, activities and products of the Company do not materially infringe any intellectual property of any other person. The Company is not, to its best knowledge, making unauthorized use of any confidential information or trade secrets of any other person. The activities of the Company and, to its best knowledge, any of its employees on behalf of the Company do not violate any material agreements or material arrangements which the Company has with other persons.

(e)                                  There is not pending or, to the Company’s best knowledge, threatened any claim, suit or action against the Company contesting or challenging the rights of the Company in or to any Intellectual Property or the validity of any of the Intellectual Property.

(f)                                    To the Company’s best knowledge, there is no infringement upon or unauthorized use by any third party of any of the Intellectual Property.

4.011                     Compliance.                           The Company is in compliance in all material respects with all applicable laws, rules and regulations of the jurisdictions in which it is conducting its business. Except as set forth in Section 4.011 of the Disclosure Schedule, the business, activities and operations of the Company are in compliance in all material respects with the Good Manufacturing Practice regulations issued by the United States Food and Drug Administration.

4.012                     Transaction Documents.            The Company has not distributed and will not distribute prior to the Closing Date any material in connection with the sale of the Notes and Shares.  The Company has not in the past nor will it hereafter take any action to sell, offer for sale or solicit offers to buy any securities of the Company which cause the offer, issuance or sale of the Notes or Shares, as contemplated by this Agreement and the Transaction Documents to fail to qualify for the exemptions of Section 4 of the Securities Act.

4.013                     Contributions.                The Company has not at any time, directly or indirectly, (i) made any unlawful contribution to any candidate for public office or made and/or failed to disclose any contribution in violation of law or (ii) made any payment to any Federal or State governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof or any foreign country.

4.014                     SEC Reports; Financial Statements.   The Company has filed all reports required to be filed by it under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law to file such material) (the foregoing materials being collectively referred to herein as the “SEC Reports” and, together with the Disclosure Schedule the “Disclosure Materials”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension.  As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  All material agreements to which the Company is a party or to which the property or assets of the Company are subject have been filed as exhibits to the SEC Reports to the extent required.  The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing.  Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.  Except as set forth on Disclosure Schedule or except as specifically disclosed in the SEC Reports, since March 31, 2003 (a) there has been no event, occurrence or development that has had or that could reasonably be expected to have or result in a Material Adverse Effect, (b) the Company has not incurred any liabilities (contingent or otherwise) other than (x) liabilities incurred in the ordinary course of business consistent with past practice and (y) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission, (c) the Company has not altered its method of accounting or the identity of its auditors and (d) the Company has not declared or made any payment or distribution of cash or other property to its stockholders or officers or directors (other than in compliance with existing Company stock or stock option plans) with respect to its capital stock, or purchased, redeemed (or made any agreements to purchase or redeem) any shares of its capital stock.

4.015                     Legal Opinion.              The Company shall have used its best efforts to deliver to the Purchasers a signed opinion of counsel to the Company, dated as of the Closing Date, in form and substance reasonably satisfactory to the Lenders.

4.016                     Certificate.                                   At the Closing, the Company will deliver to the Purchasers a certificate executed by the Chairman of the Board or President and the chief financial or accounting officer of the Company (solely in their respective capacities as such), dated the Closing Date, in form and substance reasonably satisfactory to the Purchasers, to the effect that the representations and warranties of the Company set forth in this Section 4 were true and correct in all material respects (other than representations and warranties that contain materiality or knowledge standards or qualifications, which representations and warranties shall be true and correct in all respects), as of the date of this Agreement and that the Company has complied in all material respects with all the agreements and satisfied all the conditions herein on its part to be performed or satisfied on or prior to such Closing Date.

4.017                     Escrow Agreement.                                        At the Closing, the Company shall have executed and delivered the Escrow Agreement and made a copy thereof available to the Purchaser.

4.018                     No Material, Non-public Information.                                   At the time of the announcement of the transaction contemplated by the Transaction Documents, as it may be amended will include no material non-public information with respect to the Company.

SECTION 5.    Representations, Warranties and Covenants of the Purchasers.

(a)                                  Each Purchaser represents and warrants to, and covenants with, the Company that: (i) such Purchaser is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments representing an investment decision like that involved in the purchase of the Notes and Shares and has requested, received, reviewed and considered all information it deems relevant in making an informed decision to purchase the Notes and Shares; (ii) such Purchaser is acquiring the Notes and Shares as set forth in Section 2 above in the ordinary course of its business and for its own account for investment only and with no present intention of distributing any Notes or Shares or any arrangement or understanding with any other persons regarding the distribution of such Notes and Shares (this representation and warranty not limiting each Purchaser’s right to resell pursuant to the Registration Statement or, other than with respect to any claims arising out of a breach of this representation and warranty, such Purchaser’s right to indemnification under Section 7.02 hereof); (iii) each Purchaser will not, directly or indirectly, offer, sell, pledge, sell short, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Shares or Contingent Shares, if applicable, except in compliance with each of the Securities Act, the Exchange Act, the Rules and Regulations and the provisions hereof and all other applicable laws; (iv) each Purchaser has completed or caused to be completed the Registration Statement Questionnaire attached hereto as part of Appendix I for use in preparation of the Registration Statement, and the answers thereto are true and correct as of the date hereof and will be true and correct as of the effective date of the Registration Statement and the Purchasers will notify the Company immediately of any material change in any such information provided in the Registration Statement Questionnaire occurring prior to the sale by it of all of the Shares and/or Contingent Shares, if any; and (v) each Purchaser has, in connection with its decision to purchase the Notes and Shares as set forth in Section 2 above, relied solely upon the representations and warranties of the Company contained herein.

(b)                                 Each Purchaser understands that the Shares are being offered and sold to it in reliance upon specific exemptions from the registration requirements of the Securities Act, the Rules and Regulations and state securities laws and that the Company is relying upon the truth and accuracy of, and each Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and agreements of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire the Shares.

(c)                                  Until the Company publicly announces that this Agreement and the Transaction Documents have been entered into, each Purchaser agrees with the Company to keep strictly confidential all information concerning this Agreement, the Transaction Documents and the transactions contemplated hereby and thereby.  Each Purchaser understands that the information contained in the Transaction Documents is strictly confidential and proprietary to the Company and has been prepared, in large part, from the Company’s publicly available documents and other information and is being submitted to each Purchaser solely for such Purchaser’s confidential use.  Each Purchaser hereby acknowledges that it is prohibited from reproducing and/or distributing the Transaction Documents, or any other offering materials or other information provided by the Company in connection with such Purchaser’s consideration of its investment in the Company, in whole or in part, or divulging or discussing any of their contents to third parties.  Further, each Purchaser understands that the existence and nature of all conversations and presentations, if any, regarding the Company and the Transaction Documents must be kept strictly confidential.  Each Purchaser understands that Federal securities laws impose restrictions on trading based on information regarding the transactions contemplated by the Transaction Documents.  In particular, each Purchaser hereby acknowledges that disclosure of information regarding the transaction contemplated in the Transaction Documents may cause the Company to violate Regulation FD and agrees not to engage in any such unauthorized disclosure.  The restrictions in this subsection shall cease upon the Company’s public announcement that the Transaction Documents have been entered into.

(d)                                 Each Purchaser understands that its investment in the Notes and Shares involves a significant degree of risk and uncertainty and that the market price of the Common Stock has been and may continue to be volatile and that no representation or warranty is being made as to the future value or trading volume of the Common Stock.  In addition, each Purchaser understands that there is no assurance that the Company will satisfy the criteria for continued quotation of the Common Stock on The Nasdaq Stock Market.  Each Purchaser has the knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Notes and Shares and has the ability to bear the full economic risks of an investment in the Notes and Shares.  Each Purchaser is not relying on the Company or any of its employees, representatives or agents with respect to the legal, tax, economic and related considerations as to an investment in the Notes and Shares, and each Purchaser has relied on the advice of, or has consulted with, only its own advisors.

(e)                                  Each Purchaser understands that no United States Federal or state agency or any other governmental agency has passed upon or made any recommendation or endorsement of any of the Notes, Shares and/or Contingent Shares, if any.

(f)                                    Each Purchaser understands that, until such time as a Registration Statement (as defined in the Registration Rights Agreement) has been declared effective or the Shares and/or Contingent Shares, if any, may be sold pursuant to Rule 144(k) under the Securities Act without any restriction as to the number of securities as of a particular date that can then be immediately resold, the Shares and/or Contingent Shares, if any, shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for the securities comprising the Shares and/or Contingent Shares, if applicable):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SECURITIES MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER SAID ACT, OR AN OPINION OF COUNSEL, IN FORM, SUBSTANCE AND SCOPE REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR UNLESS SOLD PURSUANT TO RULE 144(K) UNDER SAID ACT.

The Purchasers also understand that, until such time as the shares of Common Stock comprising the Shares and/or Contingent Shares, if any, may be sold in accordance with Section 5(h) below, such shares of Common Stock also shall bear an additional restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for the shares of Common Stock comprising the Shares and/or Contingent Shares, if any):

THE TRANSFER OR SALE OF THE SECURITIES EVIDENCED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS OF A PURCHASE AGREEMENT, INCLUDING SECTION 5(H) THEREOF, DATED AS OF JUNE 23, 2003, A COPY OF WHICH IS ON FILE AT THE OFFICE OF THE COMPANY.

(g)                                 Each Purchaser’s principal executive office or residence is in the jurisdiction set forth immediately below such Purchaser’s name on the signature page hereto.

(h)                                 Each Purchaser hereby covenants with the Company not to make any resale or other disposition of any of the Shares and/or Contingent Shares, if any, without complying with the provisions of this Agreement and the Transaction Documents and without effectively causing any prospectus delivery requirement under the Securities Act to be satisfied, and each Purchaser acknowledges and agrees that such Shares and/or Contingent Shares, if any, are not transferable on the books of the Company unless the certificate submitted to the transfer agent evidencing the Shares and or Contingent Shares, if applicable, is accompanied by a separate Purchaser’s Certificate of Subsequent Sale: (i) in the form of Appendix III hereto, (ii) executed by each Purchaser (if a natural person) or, if not, by an officer of, or other authorized person expressly designated by, such Purchaser and (iii) to the effect that (A) the Shares and/or Contingent Shares, if any, have been sold in accordance with the Registration Statement or a valid exemption from registration under the Securities Act and any applicable State securities or “blue sky” laws and (B), if applicable, the requirement of delivering a current prospectus has been satisfied.

Subject, and in addition, to the preceding paragraph, each Purchaser hereby covenants with the Company not to make any resale or other disposition of any Shares and/or Contingent Shares, if any, prior to such time that a Registration Statement may become effective under the Securities Act unless (i) such sale is made pursuant to a valid exemption from registration under the Securities Act, (ii) the transferee or assignee thereof shall agree in writing also to be bound by all of the provisions of this Agreement, (iii) each Purchaser agrees in writing with the transferee or assignee to assign its rights under this Agreement and copies of such agreements are furnished to the Company after such assignment, (iv) the Company is furnished with written notice of the name and address of such transferee or assignee, (v) the certificate submitted to the transfer agent evidencing the Shares and/or Contingent Shares, if any, is accompanied by a separate Purchaser’s Certificate of Subsequent Sale: (a) in the form of Appendix III hereto, (b) executed by such Purchaser (if a natural person) or, if not, by an officer of, or other authorized person expressly designated by, such Purchaser and (c) to the effect that the Shares and/or Contingent Shares, if any, have been sold in accordance with a valid exemption from registration under the Securities Act and any applicable State securities or “blue sky” laws, (vi) each Purchaser shall have complied with all applicable provisions of this Agreement and Transaction Documents relating to any resale of any Shares and/or Contingent Shares, if any, (vii) following such transfer or assignment, the further disposition of such securities by the transferee or assignee is restricted under the Securities Act and applicable state securities laws and (viii) if reasonably requested by the Company, each Purchaser shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of the Shares and/or Contingent Shares, if applicable, under the Securities Act.

Each Purchaser acknowledges that there may occasionally be times when the Company must suspend the use of the prospectus forming a part of either of the Registration Statement (a “Suspension”) until such time as an amendment to the Registration Statement has been filed by the Company and declared effective by the Commission, or until such time as the Company has filed an appropriate report with the Commission pursuant to the Exchange Act or appropriately supplemented the prospectus forming a part of the Registration Statement. Each Purchaser hereby covenants that it will not sell any Shares and/or Contingent Share, if any, pursuant to said prospectus during the period commencing at the time at which the Company gives each Purchaser written notice of the Suspension of the use of said prospectus and ending at the time the Company gives the Purchaser written notice that the Purchaser may thereafter effect sales pursuant to said prospectus, except as permitted in Section 7.02(c) hereof; provided, however, that the Purchaser shall be in compliance with the provisions contained in Section 7.02(b) hereof, and provided further that the Company will use its commercially reasonable efforts to cause the prospectus so suspended to be promptly resumed.

(i)                                     Each Purchaser further represents and warrants to, and covenants with, the Company that (i) each Purchaser has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and thereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement and the Transaction Documents, and (ii) upon the execution and delivery by each Purchaser of this Agreement, this Agreement shall constitute legal, valid and binding obligations of each Purchaser, enforceable in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as the indemnification agreements of such Purchaser contained in Section 7.03 hereof may be held violative of public policy and legally unenforceable.

(j) Each Purchaser: (i) if a natural person, represents that such Purchaser has reached the age of 21 and has full power and authority to execute and deliver this Agreement and all other related agreements or certificates and to carry out the provisions hereof and thereof; (ii) if a corporation, partnership, limited liability company or partnership, association, joint stock company, trust, unincorporated organization or other entity, represents that such entity was not formed for the specific purpose of acquiring the Notes and Shares, such entity is duly organized, validly existing and in good standing under the laws of the state of its organization, the consummation of the transactions contemplated hereby is authorized by, and will not result in a violation of state law or its charter or other organizational documents, such entity has full power and authority to execute and deliver this Agreement and all other related agreements or certificates and to carry out the provisions hereof and thereof and to purchase and hold the securities constituting the Notes and Shares, the execution and delivery of this Agreement has been duly authorized by all necessary action, this Agreement has been duly executed and delivered on behalf of such entity and is a legal, valid and binding obligation of such entity; or (iii) if executing this Agreement in a representative or fiduciary capacity, represents that it has full power and authority to execute and deliver this Agreement in such capacity and on behalf of the subscribing individual, ward, partnership, trust, estate, corporation, limited liability company or limited liability partnership, or other entity for whom the Purchaser is executing this Agreement, which execution shall not result in a violation of any document creating Purchaser’s representative or fiduciary capacity, and such individual, ward, partnership, trust, estate, corporation, limited liability company or partnership, or other entity has full right and power to perform pursuant to this Agreement and make an investment in the Company, and that this Agreement constitutes a legal, valid and binding obligation of such entity. The execution, delivery and performance of this Agreement will not violate or be in conflict with any order, judgment, injunction, law, rule, regulation, agreement or controlling document to which each Purchaser is a party or by which it is otherwise bound.

(j)                                     Such Purchaser is unaware of, is no way relying on, and did not become aware of the investment contemplated by the Notes or the Agreement through or as a result of, any form of general solicitation or general advertising including, without limitation, any article, notice, advertisement or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, in connection with the investment contemplated by the notes or the Agreement and is not purchasing the Notes, Shares or Contingency Shares, and did not become aware of the investment contemplated by the notes or the Agreement, through or as a result of any seminar or meeting to which the Purchaser was invited by, or any solicitation of a subscription by, a person not previously known to the Purchaser in connection with investments in securities generally.

(k)                                Such Purchaser is not an affiliate (as such term is defined in Rule 12(b)(ii) under the Exchange Act) of any director or officer of the Company for purposes of Rule 4350(i)(1)(A) of the NASD, Inc. Marketplace Rules.

SECTION 6.                            Survival of Representations, Warranties and Agreements. Notwithstanding any investigation made by any party to this Agreement, all covenants, agreements, representations and warranties made by the Company and the Purchaser herein and in the certificates delivered pursuant hereto shall survive the Closing, the delivery to the Purchaser of the Notes and Shares being purchased and the payment therefor; provided, however, that the representations and warranties of the Company contained in Section 4 hereof (other than Section 4.012, which shall survive indefinitely) shall terminate on June 23, 2004.

SECTION 7.                            Registration of the Shares and/or Contingent Shares; Compliance with the Securities Act. The Purchasers are entitled to certain “piggy-back” registration rights for the Shares and/or Contingent Shares, if applicable, which are more fully set forth in that certain registration rights agreement between the Company and the Purchasers of even date herewith (the “Registration Rights Agreement”).

7.01                         Transfer of Shares and/or Contingent Shares Before and After Effectiveness of a Registration Statement.

(a)                                  Each Purchaser agrees that it will not effect any resale or other disposition of any Shares or Contingent Shares, if applicable, or its right to purchase Shares and/or Contingent Shares, if any, that would constitute a sale within the meaning of the Securities Act unless the Purchaser effects such resale or other disposition in accordance with Section 5(h) hereof.  If each Purchaser continues to hold any of the Shares and/or Contingent Shares, if any, after a Registration Statement shall become effective, such Purchaser will promptly notify the Company in writing of any changes or additions to the information set forth in such Registration Statement regarding such Purchaser or its plan of distribution or disposition.  The foregoing obligation shall cease when for each Purchaser when such Purchaser shall have disposed of all of its Shares and/or Contingent Shares, if any.

(b)  Notwithstanding any other provisions of this Agreement, the Purchasers shall not be prohibited from selling securities under the Registration Statement as a result of Suspensions on more than two occasions of not more than 20 days each in any 12-month period, unless, in the good faith judgment of the Company’s Board of Directors, upon advice of counsel, the sale of Shares and/or Contingent Shares, if any, under the Registration Statement in reliance on this paragraph would be likely to cause a violation of the Securities Act or the Exchange Act and result in liability to the Company.

7.02                           Indemnification. For the purpose of this Section 7.02:

(i)                                   the term “Purchaser/Affiliate” shall mean any affiliate of the Purchasers and any person who controls any Purchaser or any affiliate of any Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act; and

(ii)                                the term “Registration Statement” shall include any final prospectus, exhibit, supplement or amendment included in or relating to, and any document incorporated by reference in, the Registration Statement.

(a)                                  The Company agrees to indemnify and hold harmless, and pay and/or reimburse, each of the Purchasers and each Purchaser/Affiliate, against any losses, claims, damages, liabilities or expenses, to which such Purchasers or such Purchaser/Affiliates may become subject, under the Securities Act, the Exchange Act, or any other Federal or state law or regulation, at common law or otherwise (including in settlement of any claims or litigation, if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in either of the Registration Statement, as amended at the time of effectiveness of the Registration Statement, including any information deemed to be a part thereof as of the time of effectiveness pursuant to paragraph (b) of Rule 430A, or pursuant to Rule 434, of the Rules and Regulations, or the prospectus, in the form first filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations, or filed as part of either of the Registration Statement at the time of effectiveness if no Rule 424(b) filing is required (the “Prospectus”), or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state in any of them a material fact required to be stated therein or necessary to make the statements in the Registration Statement or any amendment or supplement thereto not misleading or in the Prospectus or any amendment or supplement thereto not misleading in the light of the circumstances under which they were made, or arise out of or are based in whole or in part on any material inaccuracy in the representations and warranties of the Company contained in this Agreement or the Transaction Documents, or any failure of the Company to perform in all material respects its obligations hereunder or under law, and will reimburse each Purchaser and each such Purchaser/Affiliate for any legal and other expenses as such expenses are reasonably incurred by such Purchaser or such Purchaser/Affiliate in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon (i) an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Purchaser expressly for use therein, (ii) the failure of such Purchaser to comply with the covenants and agreements contained in this Agreement (including, without limitation, Section 5(h) hereof and the Registration Rights Agreement hereof in respect of the resale of Shares and/or Contingent Shares, if any) or to perform its obligations under law, (iii) the inaccuracy of any representations or warranties made by such Purchaser in this Agreement or (iv) any statement or omission in any Prospectus or any amendment or supplement thereto that is corrected in any subsequent Prospectus or any amendment or supplement thereto that was delivered to the Purchaser reasonably prior to the pertinent sale or sales by the Purchaser.

(b)                                 Each Purchaser will severally, but not jointly, indemnify and hold harmless, and pay and/or reimburse, the Company, each of its directors, each of its officers who signed a Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages, liabilities or expenses to which the Company, each of its directors, each of its officers who signed a Registration Statement or controlling person may become subject, under the Securities Act, the Exchange Act, or any other Federal or state law or regulation, at common law or otherwise (including in settlement of any claim or litigation, if such settlement is effected with the written consent of such Purchaser), insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon (i) any failure by the Purchaser to comply with the covenants and agreements contained in this Agreement (including Section 5(h) hereof in respect of the resale of Shares and/or Contingent Shares, if any) or the Registration Rights Agreement or to perform its obligations under law, (ii) the inaccuracy of any representations or warranties made by such Purchaser herein or (iii) any untrue or alleged untrue statement of any material fact contained in a Registration Statement, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements in a Registration Statement or any amendment or supplement thereto not misleading or in the Prospectus or any amendment or supplement thereto not misleading in the light of the circumstances under which they were made, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in a Registration Statement, the Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by the Purchaser expressly for use therein, and will reimburse the Company, each of its directors, each of its officers who signed a Registration Statement or controlling person for any legal and other expense reasonably incurred by the Company, each of its directors, each of its officers who signed the Registration Statement or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. Notwithstanding any other provisions of this Section 7.02(b), no Purchaser shall be required to indemnify any party in excess of the gross proceeds paid by such Purchaser for Notes and Shares purchased pursuant to its respective Agreement or if the Purchaser shall resell Shares and/or Contingent Shares, if any, pursuant to a Registration Statement, if greater, the net proceeds received by the Purchaser from those resales.

(c)  Promptly after receipt by an indemnified party under this Section 7.02 of notice of the threat or commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 7.02, promptly notify the indemnifying party in writing thereof; however, the failure to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise under this Section 7.02 to the extent the indemnifying party is not prejudiced as a result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with all other indemnifying parties similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party and, after notice from the Indemnifying Party to the Indemnified Party of its election to assume the defense thereof, the Indemnifying Party shall not be liable to such Indemnified Party for any fees of counsel or any other expenses, in each case subsequently incurred by such Indemnified Party in connection with the defense thereof; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and, based upon the advice of such indemnified party’s counsel, the indemnified party shall have reasonably concluded that there may be a conflict of interest between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties.

If the indemnifying party elects to compromise or defend an asserted liability, it shall promptly, but in any event within ten (10) days (or sooner, if the nature of the asserted liability so requires), notify the indemnified party of its intent to do so, and the indemnified party shall reasonably cooperate, at the request and reasonable expense of the indemnifying party, in the compromise of, or defense against, such asserted liability. The indemnifying party will not be released from any obligation to indemnify the indemnified party hereunder with respect to a claim without the prior written consent of the indemnified party, unless the indemnifying party delivers to the indemnified party a duly executed agreement settling or compromising such claim with no monetary liability to or injunctive relief against the indemnified party and a complete release of the indemnified party with respect thereto. The indemnifying party shall have the right, except as provided below in this subsection, to conduct and control the defense of any third-party claim made for which it has been provided notice hereunder. Upon receipt of written notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and reasonable approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 7.02 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed such counsel in connection with the assumption of legal defenses in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, representing the indemnified parties who are parties to such action, plus local counsel, if appropriate) or (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of action, in each of which cases the reasonable fees and expenses of counsel shall be at the expense of the indemnifying party.

(d)                                 If the indemnification provided for in this Section 7.02 is required by its terms but is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party under subsections (a) or (b) of this Section 7.02 in respect of any losses, claims, damages, liabilities or expenses referred to herein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of any losses, claims, damages, liabilities or expenses referred to herein (i) in such proportion as is appropriate to reflect the relative economic benefits received by the Company and the Purchaser from the placement of the Notes and Shares contemplated by this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but the relative fault of the Company and the Purchaser in connection with the statements or omissions or inaccuracies in the representations and warranties in this Agreement or the Transaction Documents that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations.  The relative benefits received by the Company, on the one hand, and each Purchaser, on the other, shall be deemed to be in the same proportion as the amount paid by such Purchaser to the Company pursuant to this Agreement for the Shares purchased by such Purchasers that are resold pursuant to the Registration Statement bears to the difference (the “Difference”), if any, between the amount such Purchaser paid for the Shares, that are sold pursuant to a Registration Statement and the amount received by such Purchaser from such resale.  The relative fault of the Company, on the one hand, and each Purchaser, on the other, shall be determined by reference to, among other things, whether the untrue or alleged statement of a material fact or the omission or alleged omission to state a material fact or the inaccurate or the alleged inaccurate representation and/or warranty relates to information supplied by the Company or by such Purchaser and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission and/or its distribution. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in subsection (c) of this Section 7.02, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in subsection (c) of this Section 7.02 with respect to the notice of the threat or commencement of any action shall apply if a claim for contribution is to be made under this subsection (d); provided, however, that no additional notice shall be required with respect to any threat or action for which notice has been given under subsection (c) for purposes of indemnification. The Company and the Purchaser agree that it would not be just and equitable if contribution pursuant to this Section 7.02 were determined solely by pro rata allocation (even if the Purchaser were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this paragraph. Notwithstanding the provisions of this Section 7.02, no Purchaser shall be required to contribute any amount in excess of the amount by which the Difference exceeds the amount of any damages that such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Purchasers’ obligations to contribute pursuant to this Section 7.02 are several and not joint.

7.03                           Termination of Conditions and Obligations.    The restrictions imposed by Section 5(h) hereof and this Section 7 upon the transferability of the Shares and/or Contingent

Shares, if any, shall cease and terminate as to any particular number of the Shares and/or Contingent Shares, if any, upon (i) the passage of two (2) years from the date of their issuances, (ii) such time as they become eligible for sale pursuant to Rule 144(k) under the Securities Act or another similar exemption under the Securities Act or (iii) or at such time as an opinion of counsel reasonably satisfactory in form and substance to the Company shall have been rendered to the effect that such conditions are not necessary in order to comply with the Securities Act.

7.04                           Information Available.                     So long as a Registration Statement is effective covering the resale of Shares and/or Contingent Shares, if any, owned by the Purchaser, the Company will furnish or otherwise make available to the Purchasers:

(a)                                  as soon as practicable after available one copy of (i) its Annual Report to Stockholders (which Annual Report shall contain financial statements audited in accordance with U.S. generally accepted accounting principles by a national firm of certified public accountants), (ii) if not included in substance in the Annual Report to Stockholders, upon the request of the Purchaser, its Annual Report on Form 10-K, (iii) upon the request of the Purchaser, its Quarterly Reports on Form 10-Q, (iv) upon the request of the Purchaser, its Current Reports on Form 8-K, (v) upon the request of the Purchaser, its Notice of Annual Meeting of Shareholders and proxy statement for the Company’s annual meeting and (vi) a full copy of the particular Registration Statement covering the Shares and/or Contingent Shares, if any, (the foregoing, in each case, excluding exhibits);

(b)                                 upon the request of the Purchaser, all exhibits in the form filed with the Commission excluded by the parenthetical to Section 7.04(a)(vi); and

(c)                                  upon the request of the Purchaser, a reasonable number of copies of the prospectuses to supply to any other party requiring such prospectuses;

and the Company, upon the reasonable request of the Purchaser, will meet with the Purchaser or a representative thereof at the Company’s headquarters to discuss information relevant for disclosure in such Registration Statement covering the Shares and/or Contingent Shares, if any, and will otherwise reasonably cooperate with any Purchaser conducting an investigation for the purpose of reducing such Purchaser’s exposure to liability under the Securities Act, including the reasonable production of information at the Company’s headquarters during normal business hours, subject to appropriate confidentiality limitations.

7.5                                 Compliance with the Sarbanes-Oxley Act of 2002.                  The Company shall comply with all applicable requirements and prohibitions under the Sarbanes-Oxley Act of 2002.

SECTION 8.                                                           The Company and the Purchasers appoint Computershare Trust Company, Inc. to act as the as their escrow agent to hold and to release the Pre-Payment Penalty Shares on the terms and conditions set forth in the Escrow Agreement.

SECTION 9.   Notices.      All notices, requests, consents and other communications hereunder shall be in writing, shall be mailed by first-class registered or certified mail, confirmed facsimile or nationally recognized overnight express courier postage prepaid, and shall be deemed given when so mailed and shall be delivered as addressed as follows:

if to the Company, to:
(a)
The Immune Response Corporation 5931 Darwin Court Carlsbad, California 92008 Attention: President Facsimile: (760) 431-8636

with a copy to:

Pillsbury Winthrop LLP 50 Fremont Street San Francisco, CA 94105-2228 Attention: Thomas E. Sparks, Jr., Esq. Facsimile: (415) 983-1200

or to such other person at such other place as the Company shall designate to the Purchasers in writing; and

(b)                                 if to the Purchasers, at addresses as set forth at the end of this Agreement, or at such other address or addresses as may have been furnished to the Company in writing.

SECTION 10.                     Changes.                                             This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and holders of a majority in interest of the outstanding Notes.

SECTION 11.                     Headings.                                        The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

SECTION 12.                     Severability.                           In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

SECTION 13.                     Governing Law.        This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

SECTION 14.                     Counterparts.                    This Agreement may be executed in two or more counterparts, each of which shall constitute an original, and all of which, when taken together, shall constitute one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties. Facsimile signatures shall be deemed original signatures.

SECTION 15.                     Entire Agreement.                                           This Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the

Company nor the Purchaser makes any representation, warranty, covenant or undertaking with respect to any such matters.

SECTION 16.                     Third Party Beneficiaries.                                                 Subject to Section 7.03 hereof, this Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

SECTION 17.                     Interpretation.  The use herein of the masculine, feminine or neuter forms shall also denote the other forms, as in each case the context may require.

SECTION 18.                     Confidential Disclosure Agreement.  Notwithstanding any provision of this Agreement to the contrary, any confidential disclosure agreement previously executed by the Company and the Purchaser in connection with the transactions contemplated by this Agreement shall remain in full force and effect in accordance with its terms following the execution of this Agreement and the consummation of the transactions contemplated hereby.

SECTION 19.                     Assignment.                             This Agreement and rights of the Purchaser hereunder may be assigned by the Purchaser only with the prior written consent of the Company except such consent shall not be required in cases of assignments (x) by operation of the law; (y) by the Purchaser to a wholly-owned subsidiary; or (z) by an investment adviser to a fund for which it is the adviser or by or among funds that are under common control; provided, that, in any such case, such assignee agrees in writing to be bound by the terms of this Agreement.

SECTION 20.                     Publicity.                                           The Company will not issue any public statement, press release or any other public disclosure, that includes the Purchasers’ names, without the Purchasers’ prior written consent, subject to the next sentence. If the Company is required by an applicable law, resolution, or Exchange Act rule to disclose the Purchasers’ names, the Company will give the Purchasers reasonable notice of the required disclosure.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

THE IMMUNE RESPONSE CORPORATION

By:

Name:
Title:

EXHIBIT A

LIST OF PURCHASERS AND NOTES AND SHARES PURCHASED

Name and Address of Initial Purchasers	No. of Shares of Common Stock	Principal Amount of Notes	Aggregate Purchase Price
Capital Growth Equity Fund I, LLC 225 NE Mizner Boulevard Suite 750 Boca Raton, Florida 33432 Attn: Monique MacLaren	50,000	$300,000	$300,000

Edward A. Haymes 7108 Queenferry Circle Boca Raton, Florida 33496	6,000	$36,000	$36,000

Gerald & Seena Sperling 17899 Aberdeen Way Boca Raton, Florida 33496	8,333	$50,000	$50,000

Steve Oliveira 18 Fieldstone Court New City, New York 10956	58,333	$350,000	$350,000

Lincoln Associates LLC 535 Madison Avenue New York, New York 10022 Attn: William P. Dioguardi	9,500	$57,000	$57,000

Garfield Associates LLC 535 Madison Avenue New York, New York 10022 Attn: William P. Dioguardi	9,500	$57,000	$57,000

Alex Tringas 29 Eigin Parkway Ft. Walton Beach, Florida 32548	8,333	$50,000	$50,000

Ark Venture Capital, Inc. 6400 NW 6th Way Suite 300 Ft. Lauderdale, Florida 33309 Attn: Robert D. Keyser, Jr.	16,666	$100,000	$100,000
Total	166,665	$1,000,000	$1,000,000

EXHIBIT B

FINANCING SIGNATURE PAGE

By execution and delivery of this signature page, the undersigned hereby agrees to become a Purchaser, as defined in that certain Purchase Agreement (the “Purchase Agreement”) by and among The Immune Response Corporation, a Delaware corporation (the “Company”), and the Purchasers (as defined in the Purchase Agreement), dated as of the Closing Date (as defined in the Purchase Agreement), acknowledges having read the representations in the Purchase Agreement section entitled “Representations of the Purchasers,” and hereby represents that the statements contained therein are complete and accurate with respect to the undersigned as a Purchaser.  The undersigned further hereby agrees to be bound by the terms and conditions of (i) the Purchase Agreement as a “Purchaser” thereunder and (ii) the Registration Rights Agreement (as defined in the Purchase Agreement) as a “Purchaser” thereunder, and authorizes this signature page to be attached to the Purchase Agreement and the Registration Rights Agreement, or counterparts thereof.

Executed, in counterpart, as of the date set forth below.

PURCHASER:

By:
Name of Purchaser

By:

Title:

Date:

Contact Person:

Telephone No.:

Fax No.:

E-mail Address:

APPENDIX I

THE IMMUNE RESPONSE CORPORATION

STOCK CERTIFICATE QUESTIONNAIRE

Pursuant to Section 3 of the Agreement, please provide us with the following information:

1.

The exact name that your Notes, Shares and/or Contingent Shares, if applicable, are to be registered in (this is the name that will appear on your stock certificate(s)). You may use a nominee name if appropriate:

2.	The relationship between the Purchaser of the Notes, Shares and/or Contingent Shares, if applicable and the Registered Holder listed in response to item 1 above:

3.	The mailing address of the Registered Holder listed in response to item 1 above:

4.	The Social Security Number or Tax Identification Number of the Registered Holder listed in response to item 1 above:

Appendix I-1

THE IMMUNE RESPONSE CORPORATION

REGISTRATION STATEMENT QUESTIONNAIRE

In connection with the preparation of the Registration Statement, please provide us with the following information:

1.                                     In connection with the Registration Statement, please state your or your organization’s name exactly as it should appear in the Registration Statement:

2.                                     Please provide the number of Shares that you or your organization will own immediately after Closing, including those Shares purchased by you or your organization pursuant to this Purchase Agreement and those shares purchased by you or your organization through other transactions:

3. Have you or your organization had any position, office or other material relationship within the past three years with the Company or its affiliates?

☐ Yes     ☐ No

If yes, please indicate the nature of any such relationships below:

4.                                     Are you (i) an NASD Member (see definition below), (ii) a Controlling (see definition below) shareholder of an NASD Member, (iii) a Person Associated with a Member of the NASD (see definition below), or (iv) an Underwriter or a Related Person (see definition below) with respect to the proposed Offering; or (b) do you own any shares or other securities of any NASD Member not purchased in the open market; or (c) have you made any outstanding subordinated loans to any NASD Member?

☐ Yes     ☐ No

If “yes,” please below:

Appendix I-2

THE IMMUNE RESPONSE CORPORATION

GLOSSARY OF TERMS

NASD Member. The term “NASD member” means either any broker or dealer admitted to membership in the National Association of Securities Dealers, Inc. (“NASD”). (NASD Manual, By-laws Article I, Definitions)

Control. The term “control” (including the terms “controlling,” “controlled by” and “under common control with”) means the possession, direct or indirect, of the power, either individually or with others, to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise. (Rule 405 under the Securities Act of 1933, as amended)

Person Associated with a member of the NASD. The term “person associated with a member of the NASD” means every sole proprietor, partner, officer, director, branch manager or executive representative of any NASD Member, or any natural person occupying a similar status or performing similar functions, or any natural person engaged in the investment banking or securities business who is directly or indirectly controlling or controlled by a NASD Member, whether or not such person is registered or exempt from registration with the NASD pursuant to its bylaws. (NASD Manual, By-laws Article I, Definitions)

Underwriter or a Related Person. The term “underwriter or a related person” means, with respect to a proposed offering, underwriters, underwriters’ counsel, financial consultants and advisors, finders, members of the selling or distribution group, and any and all other persons associated with or related to any of such persons. (NASD Interpretation)

APPENDIX II

Accredited Investor Certification
Initial the appropriate item(s)

The undersigned further represents and warrants as indicated below by the undersigned’s initials:

A.    Individual investors:    (Please initial one or more of the following five statements)

1.              I certify that I am an accredited investor because I have had individual income (exclusive of any income earned by my spouse) in excess of $200,000 in each of the most recent two years and I reasonably expect to have an individual income in excess of $200,000 for the current year.

2.              I certify that I am an accredited investor because I have had joint income with my spouse in excess of $300,000 in each of the most recent two years and I reasonably expect to have joint income with my spouse in excess of $300,000 for the current year.

3.              I certify that I am an accredited investor because I have an individual net worth, or my spouse and I have a joint net worth, in excess of $1,000,000.

4.              I am a director or executive officer of The Immune Response Corporation

5.              I have individual net worth or my spouse and I have joint net worth of over $5,000,000.

B.    Partnerships, corporations, trusts or other entities:    (Please initial one of the following seven statements). The undersigned hereby certifies that it is an accredited investor because it is:

1.              an employee benefit plan whose total assets exceed $5,000,000;

2.              an employee benefit plan whose investments decisions are made by a plan fiduciary which is either a bank, savings and loan association or an insurance company (as defined in Section 3(a) of the Securities Act) or an investment adviser registered as such under the Investment Advisers Act of 1940;

3.              a self-directed employee benefit plan, including an Individual Retirement Account, with investment decisions made solely by persons that are accredited investors;

4.              an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, not formed for the specific purpose of acquiring the Notes and Shares, whose total assets are in excess of $5,000,000;

5.              a corporation, partnership or Massachusetts or similar business trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Notes and Shares and whose purchase is directed by a sophisticated person as described in Rule 506(b)(ii) of Regulation D and who has such knowledge and experience in financial and business matters that he is capable of evaluating the risks and merits of an investment in the Notes and Shares;

6.              a trust, not formed for the specific purpose of acquiring the Notes and Shares, with total assets in excess of $5,000,000, whose purchase is directed by a person who has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of an investment in the Notes and Shares; or

7.              an entity (including a revocable grantor trust but other than a conventional trust) in which each of the above equity owners qualifies as an accredited investor under items A(1), (2) or (3) or item B(1) above.

Appendix II-1

APPENDIX III

Attention:

PURCHASER’S CERTIFICATE OF SUBSEQUENT SALE

The undersigned, [an officer of, or other person duly authorized by]

hereby certifies
[fill in official name of individual or institution]
that he/she [said institution] is the Purchaser of the shares or warrants evidenced by the attached certificate,
and as such, sold such shares on		in accordance with [Registration Statement
[date]
number 333-	] [a valid exemption (i.e.,	) from

registration under the Securities Act of 1933, as amended, and any applicable State securities or “blue sky” laws] and any requirement of delivering a current prospectus by the Company has been complied with in connection with such sale.

Print or Type:

Name of Purchaser (Individual or Institution):

Name of Individual Representing Purchaser (if an Institution):

Title of Individual Representing Purchaser (if an Institution):

Signature by Individual Purchaser, or Representative of Purchaser: